The name has changed to OpSec Security
Group plc
F6 File No  33313952

Exhibit A to Deposit Agreement
No.
AMERICAN DEPOSITARY
SHARES
(Each American Depositary
Share represents ten (10) deposited
Shares)
THE BANK OF NEW YORK
AMERICAN DEPOSITARY RECEIPT
FOR ORDINARY SHARES OF THE
NOMINAL PAR VALUE OF FIVE PENCE
EACH OF
APPLIED OPTICAL TECHNOLOGIES
PLC
(INCORPORATED UNDER THE LAWS
OF ENGLAND AND WALES)
The Bank of New York as depositary
(hereinafter called the Depositary), hereby
certifies that _______________, or registered
assigns IS THE OWNER OF
___________________
AMERICAN DEPOSITARY SHARES
representing deposited Ordinary Shares,
nominal value five pence each, (herein called
Shares) of Applied Optical Technologies plc,
incorporated under the laws of England and
Wales (herein called the Issuer).  At the date
hereof, each American Depositary Share
represents ten (10) Shares, which Shares are
either deposited or subject to deposit under the
deposit agreement at the London office of The
Bank of New York (herein called the
Custodian).  The Depositarys Corporate Trust
Office is located at a different address than its
principal executive office.  Its Corporate Trust
Office is located at 101 Barclay Street, New
York, NY 10286, and its principal executive
office is located at One Wall Street, New York,
NY 10286.
THE DEPOSITARYS CORPORATE
TRUST OFFICE ADDRESS IS
101 BARCLAY STREET, NEW YORK, NY
10286


1.	THE DEPOSIT AGREEMENT.
             This American Depositary
Receipt is one of an issue (herein called
Receipts), all issued and to be issued upon the
terms and conditions set forth in the deposit
agreement, dated as of ___________, 2001
(herein called the Deposit Agreement), by and
among the Issuer, the Depositary, and all
Owners and holders from time to time of
Receipts issued thereunder, each of whom by
accepting a Receipt agrees to become a party
thereto and become bound by all the terms and
conditions thereof.  The Deposit Agreement
sets forth the rights of Owners and holders of
the Receipts and the rights and duties of the
Depositary in respect of the Shares deposited
thereunder and any and all other securities,
property and cash from time to time received in
respect of such Shares and held thereunder
(such Shares, securities, property, and cash are
herein called Deposited Securities).  Copies of
the Deposit Agreement are on file at the
Depositarys Corporate Trust Office in New
York City and at the office of the Custodian.
             The statements made on the
face and reverse of this Receipt are summaries
of certain provisions of the Deposit Agreement
and are qualified by and subject to the detailed
provisions of the Deposit Agreement, to which
reference is hereby made. Capitalized terms not
defined herein shall have the meanings set forth
in the Deposit Agreement.
2.	SURRENDER OF RECEIPTS AND
WITHDRAWAL OF SHARES.
             Upon surrender at the
Corporate Trust Office of the Depositary of this
Receipt, and upon payment of the fee of the
Depositary provided in this Receipt, and subject
to the terms and conditions of the Deposit
Agreement, the Owner hereof is entitled to
delivery, to him or upon his order, of the
Deposited Securities at the time represented by
the American Depositary Shares for which this
Receipt is issued.  Delivery of such Deposited
Securities may be made by the delivery of (a)
certificates in the name of the Owner hereof or
as ordered by him or by the delivery of
certificates properly endorsed or accompanied
by proper instruments of transfer and (b) any
other securities, property and cash to which
such Owner is then entitled in respect of this
Receipt.  Such delivery will be made at the
option of the Owner hereof, either at the office
of the Custodian or at the Corporate Trust
Office of the Depositary, provided that the
forwarding of certificates for Shares or other
Deposited Securities for such delivery at the
Corporate Trust Office of the Depositary shall
be at the risk and expense of the Owner hereof.
             A Receipt surrendered may be
required by the Depositary to be properly
endorsed in blank or accompanied by proper
instruments of transfer in blank, and if the
Depositary so requires, the Owner hereof shall
execute and deliver to the Depositary a written
order directing the Depositary to cause the
Deposited Securities being withdrawn to be
electronically delivered to or upon the written
order of a person or persons designated in such
order through an account with an institution
recognized by the Foreign Registrar, or
delivery by other means approved by the Issuer
in accordance with English law, except that the
Depositary may make delivery to such person
or persons at the Corporate Trust Office of the
depositary of any dividends or distributions
with respect to the Deposited Securities
represented by the American Depositary Shares
evidenced by such Receipt, or of any proceeds
of sale of any dividends, distributions or rights,
which may at the time be held by the
Depositary.
             At the request, risk and
expense of any Owner so surrendering a
Receipt, and for the account of such Owner,
the Depositary shall direct the Custodian to
forward any cash or other property (other than
rights) comprising, and forward a certificate or
certificates (if any) and other proper documents
of title (if any) for, the Deposited Securities
represented by the American Depositary Shares
evidenced by this Receipt to the Depositary for
delivery at the Corporate Trust Office of the
Depositary.  Such direction shall be given by
letter or, at the request, risk and expense of
such Owner, by cable, telex or facsimile
transmission.  Rights, if any, shall be delivered
to such Owner pursuant to Section 4.4 of the
Deposit Agreement and Article 14 of this
Receipt.
             Notwithstanding any other
provision of the Deposit Agreement or this
Receipt, the surrender of outstanding Receipts
and withdrawal of Deposited Securities may be
suspended only for (i) temporary delays caused
by closing the transfer books of the Depositary
or the Issuer or the deposit of Shares in
connection with voting at a shareholders
meeting, or the payment of dividends, (ii) the
payment of fees, taxes and similar charges, and
(iii) compliance with any U.S. or foreign laws
or governmental regulations relating to the
Receipts or to the withdrawal of the Deposited
Securities.
3.	TRANSFERS, SPLITUPS, AND
COMBINATIONS OF RECEIPTS.
             The transfer of this Receipt is
registrable on the books of the Depositary at its
Corporate Trust Office by the Owner hereof in
person or by a duly authorized attorney, upon
surrender of this Receipt properly endorsed for
transfer or accompanied by proper instruments
of transfer and funds sufficient to pay any
applicable transfer taxes and the expenses of the
Depositary and upon compliance with such
regulations, if any, as the Depositary may
establish for such purpose.  This Receipt may
be split into other such Receipts, or may be
combined with other such Receipts into one
Receipt, evidencing the same aggregate number
of American Depositary Shares as the Receipt
or Receipts surrendered.  As a condition
precedent to the execution and delivery,
registration of transfer, splitup, combination, or
surrender of any Receipt or withdrawal of any
Deposited Securities, the Depositary, the
Custodian, or Registrar may require payment
from the presenter of the Receipt of a sum
sufficient to reimburse it for any tax or other
governmental charge and any stock transfer or
registration fee with respect thereto (including
any such tax or charge and fee with respect to
Shares being deposited or withdrawn) and
payment of any applicable fees as provided in
this Receipt, may require the production of
proof satisfactory to it as to the identity and
genuineness of any signature and may also
require compliance with any regulations the
Depositary may establish consistent with the
provisions of the Deposit Agreement or this
Receipt.
             The delivery of Receipts
against deposits of Shares generally or against
deposits of particular Shares may be suspended,
or the transfer of Receipts in particular
instances may be refused, or the registration of
transfer of outstanding Receipts generally may
be suspended, during any period when the
transfer books of the Depositary are closed, or
if any such action is deemed necessary or
advisable by the Depositary or the Issuer at any
time or from time to time because of any
requirement of law or of any government or
governmental body or commission, or under
any provision of the Deposit Agreement or this
Receipt, or for any other reason, subject to
Article (22) hereof.  Without limitation of the
foregoing, the Depositary shall not knowingly
accept for deposit under the Deposit Agreement
any Shares required to be registered under the
provisions of the Securities Act of 1933, unless
a registration statement is in effect as to such
Shares.
4.	LIABILITY OF OWNER FOR TAXES.
             If any tax or other
governmental charge shall become payable with
respect to any Receipt or any Deposited
Securities represented hereby, such tax or other
governmental charge shall be payable by the
Owner hereof to the Depositary.  The
Depositary may refuse to effect any transfer of
this Receipt or any withdrawal of Deposited
Securities represented by American Depositary
Shares evidenced by such Receipt until such
payment is made, and may withhold any
dividends or other distributions, or may sell for
the account of the Owner hereof any part or all
of the Deposited Securities represented by the
American Depositary Shares evidenced by this
Receipt, and may apply such dividends or other
distributions or the proceeds of any such sale in
payment of such tax or other governmental
charge and the Owner hereof shall remain
liable for any deficiency.
5.	WARRANTIES OF DEPOSITORS.
             Every person depositing Shares
under the Deposit Agreement shall be deemed
thereby to represent and warrant that such
Shares and each certificate therefor are validly
issued, fully paid, nonassessable, and free of
any preemptive rights of the holders of
outstanding Shares and that the person making
such deposit is duly authorized so to do.  Every
such person shall also be deemed to represent
that the deposit of such Shares and the sale of
Receipts evidencing American Depositary
Shares representing such Shares by that person
are not restricted under the Securities Act of
1933.  Such representations and warranties
shall survive the deposit of Shares and issuance
of Receipts.
6.	FILING PROOFS, CERTIFICATES,
AND OTHER INFORMATION.
             Any person presenting Shares
for deposit or any Owner of a Receipt may be
required from time to time to file with the
Depositary or the Custodian such proof of
citizenship or residence, exchange control
approval, or such information relating to the
registration on the books of the Issuer or the
Foreign Registrar, if applicable, to execute
such certificates and to make such
representations and warranties, as the
Depositary may deem necessary or proper.
The Depositary may withhold the delivery or
registration of transfer of any Receipt or the
distribution of any dividend or sale or
distribution of rights or of the proceeds thereof
or the delivery of any Deposited Securities until
such proof or other information is filed or such
certificates are executed or such representations
and warranties made.  No Share shall be
accepted for deposit unless accompanied by
evidence satisfactory to the Depositary that any
necessary approval has been granted by any
governmental body in United Kingdom which is
then performing the function of the regulation
of currency exchange.
7.	CHARGES OF DEPOSITARY.
             The Issuer agrees to pay the
fees, reasonable expenses and outofpocket
charges of the Depositary and those of any
Registrar only in accordance with agreements
in writing entered into between the Depositary
and the Issuer from time to time.  The
Depositary shall present its statement for such
charges and expenses to the Issuer once every
three months.  The charges and expenses of the
Custodian are for the sole account of the
Depositary.
             The following charges shall be
incurred by any party depositing or
withdrawing Shares or by any party
surrendering Receipts or to whom Receipts are
issued (including, without limitation, issuance
pursuant to a stock dividend or stock split
declared by the Issuer or an exchange of stock
regarding the Receipts or Deposited Securities
or a distribution of Receipts pursuant to Section
4.3 of the Deposit Agreement), or by Owners,
as applicable (1) taxes and other governmental
charges, (2) such registration fees as may from
time to time be in effect for the registration of
transfers of Shares generally on the Share
register of the Issuer or Foreign Registrar and
applicable to transfers of Shares to or from the
name of the Depositary or its nominee or the
Custodian or its nominee on the making of
deposits or withdrawals under the Deposit
Agreement, (3) such cable, telex and facsimile
transmission expenses as are expressly provided
in the Deposit Agreement, (4) such expenses as
are incurred by the Depositary in the
conversion of foreign currency pursuant to
Section 4.5 of the Deposit Agreement, (5) a fee
of $5.00 or less per 100 American Depositary
Shares (or portion thereof) for the execution
and delivery of Receipts pursuant to Sections
2.3, 4.2, 4.3 or 4.4, and the surrender of
Receipts pursuant to Sections 2.5 or 6.2 of the
Deposit Agreement, (6) a fee of $.02 or less
per American Depositary Share (or portion
thereof) for any cash distribution made pursuant
to the Deposit Agreement including, but not
limited to Sections 4.1 through 4.4 thereof, (7)
a fee for the distribution of securities pursuant
to Section 4.2 of the Deposit Agreement, such
fee being in an amount equal to the fee for the
execution and delivery of American Depositary
Shares referred to above which would have
been charged as a result of the deposit of such
securities (for purposes of this clause (7)
treating all such securities as if they were
Shares), but which securities are instead
distributed by the Depositary to Owners (8) a
fee of $.02 or less per American Depositary
Share (or portion thereof) for depositary
services, which will accrue on the last day of
each calendar year and which will be payable
as provided in clause (9) below; provided,
however, that no fee will be assessed under this
clause (8) if a fee was charged pursuant to
clause (6) above during that calendar year and
(9) any other charge payable by the Depositary,
any of the Depositarys agents, including the
Custodian, or the agents of the Depositarys
agents in connection with the servicing of
Shares or other Deposited Securities (which
charge shall be assessed against Owners as of
the date or dates set by the Depositary in
accordance with Section 4.6 of the Deposit
Agreement and shall be payable at the sole
discretion of the Depositary by billing such
Owners for such charge or by deducting such
charge from one or more cash dividends or
other cash distributions).
             The Depositary, subject to
Article (8) hereof, may own and deal in any
class of securities of the Issuer and its affiliates
and in Receipts.
8.	LOANS AND PRERELEASE OF
SHARES AND RECEIPTS.
             The Depositary may issue
Receipts against delivery by the Issuer (or any
agent of the Issuer recording Share ownership)
of rights to receive Shares from the Issuer (or
any such agent of the Issuer). No such issue of
Receipts will be deemed a PreRelease that is
subject to the restrictions of the following
paragraph.
             Unless requested in writing by
the Issuer to cease doing so, the Depositary
may, notwithstanding Section 2.3 of the
Deposit Agreement, execute and deliver
Receipts prior to the receipt of Shares pursuant
to Section 2.2 of the Deposit Agreement
(PreRelease). The Depositary may, pursuant to
Section 2.5 of the Deposit Agreement, deliver
Shares upon the receipt and cancellation of
Receipts which have been PreReleased,
whether or not such cancellation is prior to the
termination of such PreRelease or the
Depositary knows that such Receipt has been
PreReleased.  The Depositary may receive
Receipts in lieu of Shares in satisfaction of a
PreRelease. Each PreRelease will be
(a) preceded or accompanied by a written
representation and agreement from the person
to whom Receipts are to be delivered (the
PreReleasee) that the PreReleasee, or its
customer, (i) owns the Shares or Receipts to be
remitted, as the case may be, (ii) assigns all
beneficial right, title and interest in such Shares
or Receipts, as the case may be, to the
Depositary in its capacity as such and for the
benefit of the Owners, and (iii) will not take
any action with respect to such Share or
Receipts, as the case may be, that is
inconsistent with the transfer of beneficial
ownership (including, without the consent of
the Depositary, disposing of such Shares or
Receipts, as the case may be, other than in
satisfaction of such PreRelease), (b) at all time
fully collateralized with cash or such other
collateral as the Depositary deems appropriate,
(c) terminable by the Depositary on not more
than five (5) business days notice, and (d)
subject to such further indemnities and credit
regulations as the Depositary deems
appropriate. The number of American
Depositary Shares outstanding at any time as a
result of PreReleases will not normally exceed
thirty percent (30%) of the Shares deposited
under the Deposit Agreement; provided,
however, that the Depositary reserves the right
to change or disregard such limit from time to
time as it deems appropriate.
             The Depositary may retain for
its own account any compensation received by
it in connection with the foregoing.
9.	TITLE TO RECEIPTS.
             It is a condition of this Receipt
and every successive holder and Owner of this
Receipt by accepting or holding the same
consents and agrees, that title to this Receipt
when properly endorsed or accompanied by
proper instruments of transfer, is transferable
by delivery with the same effect as in the case
of a negotiable instrument, provided, however,
that the Depositary, notwithstanding any notice
to the contrary, may treat the person in whose
name this Receipt is registered on the books of
the Depositary as the absolute owner hereof for
the purpose of determining the person entitled
to distribution of dividends or other
distributions or to any notice provided for in
the Deposit Agreement or for all other
purposes.
10.	VALIDITY OF RECEIPT.
             This Receipt shall not be
entitled to any benefits under the Deposit
Agreement or be valid or obligatory for any
purpose, unless this Receipt shall have been
executed by the Depositary by the manual or
facsimile signature of a duly authorized
signatory of the Depositary and, if a Registrar
for the Receipts shall have been appointed,
countersigned by the manual or facsimile
signature of a duly authorized officer of the
Registrar.
11.	REPORTS; INSPECTION OF
TRANSFER BOOKS.
             The Issuer currently furnishes
the Securities and Exchange Commission
(hereinafter called the Commission) with
certain public reports and documents required
by foreign law or otherwise under Rule
12g32(b) under the Securities Exchange Act of
1934.
             Such reports and
communications will be available for inspection
and copying at the public reference facilities
maintained by the Commission located at 450
Fifth Street, N.W., Washington, D.C. 20549.
             The Depositary will make
available for inspection by Owners of Receipts
at its Corporate Trust Office any reports and
communications, including any proxy soliciting
material, received from the Issuer which are
both (a) received by the Depositary as the
holder of the Deposited Securities and (b) made
generally available to the holders of such
Deposited Securities by the Issuer.  The
Depositary will also, on written request, send
to Owners of Receipts copies of such reports
furnished by the Issuer pursuant to the Deposit
Agreement.
             The Depositary will keep books
for the registration of Receipts and transfers of
Receipts which at all reasonable times shall be
open for inspection by the Owners of Receipts
provided that such inspection shall not be for
the purpose of communicating with Owners of
Receipts in the interest of a business or object
other than the business of the Issuer or a matter
related to the Deposit Agreement or the
Receipts.
12.	DIVIDENDS AND DISTRIBUTIONS.
             Whenever the Depositary
receives any cash dividend or other cash
distribution on any Deposited Securities, the
Depositary will, if at the time of receipt thereof
any amounts received in a foreign currency can
in the judgment of the Depositary be converted
on a reasonable basis into United States dollars
transferable to the United States, and subject to
the Deposit Agreement, convert such dividend
or distribution into Dollars and will distribute
the amount thus received (net of any fees and
expenses of the Depositary as provided in the
Deposit Agreement) to the Owners of Receipts
entitled thereto, provided, however, that in the
event that the Issuer or the Depositary is
required to withhold and does withhold from
any cash dividend or other cash distribution in
respect of any Deposited Securities an amount
on account of taxes, the amount distributed to
the Owners evidencing American Depositary
Shares representing such Deposited Securities
shall be reduced accordingly.
             Subject to the provisions of
Section 4.11 and 5.9 of the Deposit Agreement,
whenever the Depositary receives any
distribution other than a distribution described
in Sections 4.1, 4.3 or 4.4 of the Deposit
Agreement, the Depositary will cause the
securities or property received by it to be
distributed to the Owners of Receipts entitled
thereto, in any manner that the Depositary may
deem equitable and practicable for
accomplishing such distribution; provided,
however, that if in the opinion of the
Depositary such distribution cannot be made
proportionately among the Owners of Receipts
entitled thereto, or if for any other reason the
Depositary deems such distribution not to be
feasible, the Depositary may adopt such method
as it may deem equitable and practicable for the
purpose of effecting such distribution,
including, but not limited to, the public or
private sale of the securities or property thus
received, or any part thereof, and the net
proceeds of any such sale (net of the fees of the
Depositary as provided in Section 5.9 of the
Deposit Agreement) shall be distributed by the
Depositary to the Owners of Receipts entitled
thereto as in the case of a distribution received
in cash.
             If any distribution upon any
Deposited Securities consists of a dividend in,
or free distribution of, Shares, the Depositary
may and shall if the Issuer shall so request,
distribute to the Owners of outstanding Receipts
entitled thereto, additional Receipts evidencing
an aggregate number of American Depositary
Shares representing the amount of Shares
received as such dividend or free distribution
subject to the terms and conditions of the
Deposit Agreement with respect to the deposit
of Shares and the issuance of American
Depositary Shares evidenced by Receipts,
including the withholding of any tax or other
governmental charge as provided in Section
4.11 of the Deposit Agreement and the payment
of the fees of the Depositary as provided in
Section 5.9 of the Deposit Agreement. The
Depositary may withhold any such distribution
of Receipts if it has not received satisfactory
assurances from the Issuer that such distribution
does not require registration under the
Securities Act of 1933 or is exempt from
registration under the provisions of such Act.
In lieu of delivering Receipts for fractional
American Depositary Shares in any such case,
the Depositary will sell the amount of Shares
represented by the aggregate of such fractions
and distribute the net proceeds, all in the
manner and subject to the conditions set forth
in the Deposit Agreement.  If additional
Receipts are not so distributed, each American
Depositary Share shall thenceforth also
represent the additional Shares distributed upon
the Deposited Securities represented thereby.
             In the event that the Depositary
determines that any distribution in property
(including Shares and rights to subscribe
therefor) is subject to any tax or other
governmental charge which the Depositary is
obligated to withhold, the Depositary may by
public or private sale dispose of all or a portion
of such property (including Shares and rights to
subscribe therefor) in such amounts and in such
manner as the Depositary deems necessary and
practicable to pay any such taxes or charges,
and the Depositary shall distribute the net
proceeds of any such sale after deduction of
such taxes or charges to the Owners of Receipts
entitled thereto.
             The Depositary shall use
reasonable efforts to follow any procedures in a
manner reasonably satisfactory to the Issuer
that may be established by the English tax
authorities for eligible Owners to obtain any
reduced rates of withholding tax or substitute
gift and inheritance tax as provided under
applicable tax treaties at the time dividends are
paid and to facilitate the recovery by eligible
Owners of amounts of English withholding tax
or substitute gift and inheritance tax withheld in
excess of applicable tax treaty rates, if any.  In
connection therewith, the Depositary shall take
reasonable steps to provide eligible Owners
with such forms as may be prescribed by the
English tax authorities and to take all such
other reasonable steps as may be required to
file such forms with the appropriate English tax
authorities.
13.	CONVERSION OF FOREIGN
CURRENCY.
             Whenever the Depositary shall
receive foreign currency, by way of dividends
or other distributions or the net proceeds from
the sale of securities, property or rights, and if
at the time of the receipt thereof the foreign
currency so received can in the judgment of the
Depositary be converted on a reasonable basis
into Dollars and the resulting Dollars
transferred to the United States, the Depositary
shall convert or cause to be converted, by sale
or in any other manner that it may determine,
such foreign currency into Dollars, and such
Dollars shall be distributed to the Owners
entitled thereto or, if the Depositary shall have
distributed any warrants or other instruments
which entitle the holders thereof to such
Dollars, then to the holders of such warrants
and/or instruments upon surrender thereof for
cancellation.  Such distribution may be made
upon an averaged or other practicable basis
without regard to any distinctions among
Owners on account of exchange restrictions,
the date of delivery of any Receipt or otherwise
and shall be net of any expenses of conversion
into Dollars incurred by the Depositary as
provided in Section 5.9 of the Deposit
Agreement.
             If such conversion or
distribution can be effected only with the
approval or license of any government or
agency thereof, the Depositary shall file such
application for approval or license, if any, as it
may deem desirable.
             If at any time the Depositary
shall determine that in its judgment any foreign
currency received by the Depositary is not
convertible on a reasonable basis into Dollars
transferable to the United States, or if any
approval or license of any government or
agency thereof which is required for such
conversion is denied or in the opinion of the
Depositary is not obtainable, or if any such
approval or license is not obtained within a
reasonable period as determined by the
Depositary, the Depositary may distribute the
foreign currency (or an appropriate document
evidencing the right to receive such foreign
currency) received by the Depositary to, or in
its discretion may hold such foreign currency
uninvested and without liability for interest
thereon for the respective accounts of, the
Owners entitled to receive the same.
             If any such conversion of
foreign currency, in whole or in part, cannot be
effected for distribution to some of the Owners
entitled thereto, the Depositary may in its
discretion make such conversion and
distribution in Dollars to the extent permissible
to the Owners entitled thereto and may
distribute the balance of the foreign currency
received by the Depositary to, or hold such
balance uninvested and without liability for
interest thereon for the respective accounts of,
the Owners entitled thereto.
14.	RIGHTS.
             In the event that the Issuer shall
offer or cause to be offered to the holders of
any Deposited Securities any rights to subscribe
for additional Shares or any rights of any other
nature, the Depositary shall have discretion as
to the procedure to be followed in making such
rights available to any Owners or in disposing
of such rights on behalf of any Owners and
making the net proceeds available to such
Owners or, if by the terms of such rights
offering or, for any other reason, the
Depositary may not either make such rights
available to any Owners or dispose of such
rights and make the net proceeds available to
such Owners, then the Depositary shall allow
the rights to lapse.  If at the time of the offering
of any rights the Depositary determines in its
discretion that it is lawful and feasible to make
such rights available to all Owners or to certain
Owners but not to other Owners, the
Depositary may distribute, to any Owner to
whom it determines the distribution to be lawful
and feasible, in proportion to the number of
American Depositary Shares held by such
Owner, warrants or other instruments therefor
in such form as it deems appropriate.
             In circumstances in which
rights would otherwise not be distributed, if an
Owner of Receipts requests the distribution of
warrants or other instruments in order to
exercise the rights allocable to the American
Depositary Shares of such Owner under the
Deposit Agreement, the Depositary will make
such rights available to such Owner upon
written notice from the Issuer to the Depositary
that (a) the Issuer has elected in its sole
discretion to permit such rights to be exercised
and (b) such Owner has executed such
documents as the Issuer has determined in its
sole discretion are reasonably required under
applicable law.
             If the Depositary has
distributed warrants or other instruments for
rights to all or certain Owners, then upon
instruction from such an Owner pursuant to
such warrants or other instruments to the
Depositary from such Owner to exercise such
rights, upon payment by such Owner to the
Depositary for the account of such Owner of an
amount equal to the purchase price of the
Shares to be received upon the exercise of the
rights, and upon payment of the fees of the
Depositary and any other charges as set forth in
such warrants or other instruments, the
Depositary shall, on behalf of such Owner,
exercise the rights and purchase the Shares, and
the Issuer shall cause the Shares so purchased
to be delivered to the Depositary on behalf of
such Owner.  As agent for such Owner, the
Depositary will cause the Shares so purchased
to be deposited pursuant to Section 2.2 of the
Deposit Agreement, and shall, pursuant to
Section 2.3 of the Deposit Agreement, execute
and deliver Receipts to such Owner.  In the
case of a distribution pursuant to the second
paragraph of this Article (14), such Receipts
shall be legended in accordance with applicable
U.S. laws, and shall be subject to the
appropriate restrictions on sale, deposit,
cancellation, and transfer under such laws.
             If the Depositary determines in
its discretion that it is not lawful and feasible to
make such rights available to all or certain
Owners, it may sell the rights, warrants or
other instruments in proportion to the number
of American Depositary Shares held by the
Owners to whom it has determined it may not
lawfully or feasibly make such rights available,
and allocate the net proceeds of such sales (net
of the fees of the Depositary as provided in
Section 5.9 of the Deposit Agreement and all
taxes and governmental charges payable in
connection with such rights and subject to the
terms and conditions of the Deposit Agreement)
for the account of such Owners otherwise
entitled to such rights, warrants or other
instruments, upon an averaged or other
practical basis without regard to any
distinctions among such Owners because of
exchange restrictions or the date of delivery of
any Receipt or otherwise.
             The Depositary will not offer
rights to Owners unless both the rights and the
securities to which such rights relate are either
exempt from registration under the Securities
Act of 1933 with respect to a distribution to
Owners or are registered under the provisions
of such Act.  If an Owner of Receipts requests
distribution of warrants or other instruments,
notwithstanding that there has been no such
registration under such Act, the Depositary
shall not effect such distribution unless it has
received an opinion from recognized counsel in
the United States for the Issuer upon which the
Depositary may rely that such distribution to
such Owner is exempt from such registration.
             The Depositary shall not be
responsible for any failure to determine that it
may be lawful or feasible to make such rights
available to Owners in general or any Owner in
particular.
15.	RECORD DATES.
             Whenever any cash dividend or
other cash distribution shall become payable or
any distribution other than cash shall be made,
or whenever rights shall be issued with respect
to the Deposited Securities, or whenever for
any reason the Depositary causes a change in
the number of Shares that are represented by
each American Depositary Share, or whenever
the Depositary shall receive notice of any
meeting of holders of Shares or other Deposited
Securities, the Depositary shall fix a record
date (a) for the determination of the Owners of
Receipts who shall be (i) entitled to receive
such dividend, distribution or rights or the net
proceeds of the sale thereof or (ii) entitled to
give instructions for the exercise of voting
rights at any such meeting, or (b) on or after
which each American Depositary Share will
represent the changed number of Shares,
subject to the provisions of the Deposit
Agreement.
16.	VOTING OF DEPOSITED
SECURITIES.
             Upon receipt of notice of any
meeting of holders of Shares or other Deposited
Securities, if requested in writing by the Issuer,
the Depositary shall, as soon as practicable
thereafter, mail to the Owners of Receipts a
notice, the form of which notice shall be in the
sole discretion of the Depositary, which shall
contain (a) such information as is contained in
such notice of meeting received by the
Depositary from the Issuer, (b) a statement that
the Owners of Receipts as of the close of
business on a specified record date will be
entitled, subject to any applicable provision of
law and of the Memorandum and Articles of
Association of the Issuer, to instruct the
Depositary as to the exercise of the voting
rights, if any, pertaining to the amount of
Shares or other Deposited Securities
represented by their respective American
Depositary Shares and (c) a statement as to the
manner in which such instructions may be
given, including an express indication that such
instructions may be given or deemed given in
accordance with the last sentence of this
paragraph if no instruction is received, to the
Depositary to give a discretionary proxy to a
person designated to the Issuer. Upon the
written request of an Owner of a Receipt on
such record date, received on or before the date
established by the Depositary for such purpose
(the Instruction Date), the Depositary shall
endeavor insofar as practicable to vote or cause
to be voted the amount of Shares or other
Deposited Securities represented by such
American Depositary Shares evidenced by such
Receipt in accordance with the instructions set
forth in such request. The Depositary shall not
vote or attempt to exercise the right to vote that
attaches to the Shares or other Deposited
Securities, other than in accordance with such
instructions or deemed instructions. If no
instructions are received by the Depositary
from any Owner with respect to any of the
Deposited Securities represented by the
American Depositary Shares evidenced by such
Owners Receipts on or before the date
established by the Depositary for such purpose,
the Depositary shall deem such Owner to have
instructed the Depositary to give a discretionary
proxy to a person designated by the Issuer with
respect to such Deposited Securities and the
Depositary shall give a discretionary proxy to a
person designated by the Issuer to vote such
Deposited Securities; provided, that no such
instruction shall be deemed given and no such
discretionary proxy shall be given with respect
to any matter as to which the Issuer informs the
Depositary (and the Issuer agrees to provide
such information as promptly as practicable in
writing) that (x) the Issuer does not wish such
proxy given, (y) substantial opposition exists or
(z) such matter materially and adversely affects
the rights of holders of Shares.
             There can be no assurance that
Owners generally or any Owner in particular
will receive the notice described in the
preceding paragraph sufficiently prior to the
Instruction Date to ensure that the Depositary
will vote the Shares or Deposited Securities in
accordance with the provisions set forth in the
preceding paragraph.
17.	CHANGES AFFECTING DEPOSITED
SECURITIES.
             In circumstances where the
provisions of Section 4.3 of the Deposit
Agreement do not apply, upon any change in
nominal value, change in par value, splitup,
consolidation, or any other reclassification of
Deposited Securities, or upon any
recapitalization, reorganization, merger or
consolidation, or sale of assets affecting the
Issuer or to which it is a party, any securities
which shall be received by the Depositary or its
nominee or a Custodian in exchange for or in
conversion of or in respect of Deposited
Securities shall be treated as new Deposited
Securities under the Deposit Agreement, and
American Depositary Shares shall thenceforth
represent the new Deposited Securities so
received in exchange or conversion, unless
additional Receipts are delivered pursuant to
the following sentence.  In any such case the
Depositary may, and shall if the Issuer shall so
request, execute and deliver additional Receipts
as in the case of a dividend in Shares, or call
for the surrender of outstanding Receipts to be
exchanged for new Receipts specifically
describing such new Deposited Securities.
18.	LIABILITY OF THE ISSUER AND
DEPOSITARY.
             Neither the Depositary nor the
Issuer shall incur any liability to any Owner or
holder of any Receipt, if by reason of any
provision of any present or future law or
regulation of the United States or any other
country, or of any governmental or regulatory
authority or stock exchange, or by reason of
any provision, present or future, of the Articles
of Association of the Issuer, or by reason of
any act of God or war or other circumstances
beyond its control, the Depositary or the Issuer
shall be prevented or forbidden from or be
subject to any civil or criminal penalty on
account of doing or performing any act or thing
which by the terms of the Deposit Agreement it
is provided shall be done or performed; nor
shall the Depositary or the Issuer incur any
liability to any Owner or holder of a Receipt by
reason of any nonperformance or delay, caused
as aforesaid, in the performance of any act or
thing which by the terms of the Deposit
Agreement it is provided shall or may be done
or performed, or by reason of any exercise of,
or failure to exercise, any discretion provided
for in the Deposit Agreement.  Where, by the
terms of a distribution pursuant to Sections 4.1,
4.2, or 4.3 of the Deposit Agreement, or an
offering or distribution pursuant to Section 4.4
of the Deposit Agreement, or for any other
reason, such distribution or offering may not be
made available to Owners of Receipts, and the
Depositary may not dispose of such distribution
or offering on behalf of such Owners and make
the net proceeds available to such Owners, then
the Depositary shall not make such distribution
or offering, and shall allow any rights, if
applicable, to lapse.  Neither the Issuer nor the
Depositary assumes any obligation or shall be
subject to any liability under the Deposit
Agreement to Owners or holders of Receipts,
except that they agree to perform their
obligations specifically set forth in the Deposit
Agreement without negligence or bad faith.
The Depositary shall not be subject to any
liability with respect to the validity or worth of
the Deposited Securities.  Neither the
Depositary nor the Issuer shall be under any
obligation to appear in, prosecute or defend any
action, suit, or other proceeding in respect of
any Deposited Securities or in respect of the
Receipts, which in its opinion may involve it in
expense or liability, unless indemnity
satisfactory to it against all expense and liability
shall be furnished as often as may be required,
and the Custodian shall not be under any
obligation whatsoever with respect to such
proceedings, the responsibility of the Custodian
being solely to the Depositary.  Neither the
Depositary nor the Issuer shall be liable for any
action or nonaction by it in reliance upon the
advice of or information from legal counsel,
accountants, any person presenting Shares for
deposit, any Owner or holder of a Receipt, or
any other person believed by it in good faith to
be competent to give such advice or
information.  The Depositary shall not be
responsible for any failure to carry out any
instructions to vote any of the Deposited
Securities, or for the manner in which any such
vote is cast or the effect of any such vote,
provided that any such action or nonaction is in
good faith.  The Depositary shall not be liable
for any acts or omissions made by a successor
depositary whether in connection with a
previous act or omission of the Depositary or in
connection with a matter arising wholly after
the removal or resignation of the Depositary,
provided that in connection with the issue out
of which such potential liability arises the
Depositary performed its obligations without
negligence or bad faith while it acted as
Depositary.  The Issuer agrees to indemnify the
Depositary, its directors, employees, agents
and affiliates and any Custodian against, and
hold each of them harmless from, any liability
or expense (including, but not limited to, the
fees and expenses of counsel) which may arise
out of any registration with the Commission of
Receipts, American Depositary Shares or
Deposited Securities or the offer or sale thereof
in the United States or out of acts performed or
omitted, in accordance with the provisions of
the Deposit Agreement and of the Receipts, as
the same may be amended, modified, or
supplemented from time to time, (i) by either
the Depositary or a Custodian or their
respective directors, employees, agents and
affiliates, except for any liability or expense
arising out of the negligence or bad faith of
either of them, or (ii) by the Issuer or any of its
directors, employees, agents and affiliates.  No
disclaimer of liability under the Securities Act
of 1933 is intended by any provision of the
Deposit Agreement.
19.	RESIGNATION AND REMOVAL OF
THE DEPOSITARY.
             The Depositary may at any
time resign as Depositary under the Deposit
Agreement by written notice of its election so
to do delivered to the Issuer, such resignation
to take effect upon the appointment of a
successor depositary and its acceptance of such
appointment as provided in the Deposit
Agreement.  The Depositary may be removed
by the Issuer with at least 120 days prior
written notice of such removal, to become
effective upon the later of (a) the 120th day
after delivery of the notice to the Depositary or
(b) the appointment of a successor depositary
and its acceptance of such appointment as
provided in the Deposit Agreement.  Whenever
the Depositary in its discretion determines that
it is in the best interest of the Owners of
Receipts to do so, it may appoint a substitute or
additional custodian or custodians.
20.	AMENDMENT.
             The form of the Receipts and
any provisions of the Deposit Agreement may
at any time and from time to time be amended
by agreement between the Issuer and the
Depositary in any respect which they may deem
necessary or desirable.  Any amendment which
shall impose or increase any fees or charges
(other than taxes and other governmental
charges, registration fees, cable, telex or
facsimile transmission costs, delivery costs or
other such expenses), or which shall otherwise
prejudice any substantial existing right of
Owners of Receipts, shall, however, not
become effective as to outstanding Receipts
until the expiration of thirty days after notice of
such amendment shall have been given to the
Owners of outstanding Receipts.  Every Owner
of a Receipt at the time any amendment so
becomes effective shall be deemed, by
continuing to hold such Receipt, to consent and
agree to such amendment and to be bound by
the Deposit Agreement as amended thereby.  In
no event shall any amendment impair the right
of the Owner of any Receipt to surrender such
Receipt and receive therefor the Deposited
Securities represented thereby except in order
to comply with mandatory provisions of
applicable law.
             The Issuer and the Depositary
shall each use their best efforts to amend the
Deposit Agreement as necessary to reflect
changes in English law and on the Articles.
21.	TERMINATION OF DEPOSIT
AGREEMENT.
             The Depositary shall at any
time at the direction of the Issuer terminate the
Deposit Agreement by mailing notice of such
termination to the Owners of all Receipts then
outstanding at least 90 days prior to the date
fixed in such notice for such termination.  The
Depositary may likewise terminate the Deposit
Agreement by mailing notice of such
termination to the Issuer and the Owners of all
Receipts then outstanding if at any time 90 days
shall have expired after the Depositary shall
have delivered to the Issuer a written notice of
its election to resign and a successor depositary
shall not have been appointed and accepted its
appointment as provided in the Deposit
Agreement.  On and after the date of
termination, the Owner of a Receipt, upon (a)
surrender of such Receipt at the Corporate
Trust Office of the Depositary, (b) payment of
the fee of the Depositary for the surrender of
Receipts referred to in Section 2.5 of the
Deposit Agreement, and (c) payment of any
applicable taxes or governmental charges, will
be entitled to delivery, to him or upon his
order, of the amount of Deposited Securities
represented by the American Depositary Shares
evidenced by such Receipt.  If any Receipts
shall remain outstanding after the date of
termination, the Depositary thereafter shall
discontinue the registration of transfers of
Receipts, shall suspend the distribution of
dividends to the Owners thereof, and shall not
give any further notices or perform any further
acts under the Deposit Agreement, except that
the Depositary shall continue to collect
dividends and other distributions pertaining to
Deposited Securities, shall sell rights as
provided in the Deposit Agreement, and shall
continue to deliver Deposited Securities,
together with any dividends or other
distributions received with respect thereto and
the net proceeds of the sale of any rights or
other property, in exchange for Receipts
surrendered to the Depositary (after deducting,
in each case, the fee of the Depositary for the
surrender of a Receipt, any expenses for the
account of the Owner of such Receipt in
accordance with the terms and conditions of the
Deposit Agreement, and any applicable taxes or
governmental charges).  At any time after the
expiration of one year from the date of
termination, the Depositary may sell the
Deposited Securities then held under the
Deposit Agreement and may thereafter hold
uninvested the net proceeds of any such sale,
together with any other cash then held by it
thereunder, unsegregated and without liability
for interest, for the pro rata benefit of the
Owners of Receipts which have not theretofore
been surrendered, such Owners thereupon
becoming general creditors of the Depositary
with respect to such net proceeds.  After
making such sale, the Depositary shall be
discharged from all obligations under the
Deposit Agreement, except to account for such
net proceeds and other cash (after deducting, in
each case, the fee of the Depositary for the
surrender of a Receipt, any expenses for the
account of the Owner of such Receipt in
accordance with the terms and conditions of the
Deposit Agreement, and any applicable taxes or
governmental charges).  Upon the termination
of the Deposit Agreement, the Issuer shall be
discharged from all obligations under the
Deposit Agreement except for its obligations to
the Depositary with respect to indemnification,
charges, and expenses.
22.	COMPLIANCE WITH U.S.
SECURITIES LAWS.
             Notwithstanding anything in the
Deposit Agreement or this Receipt to the
contrary, the Issuer and the Depositary each
agrees that it will not exercise any rights it has
under the Deposit Agreement to permit the
withdrawal or delivery of Deposited Securities
in a manner which would violate the U.S.
securities laws, including, but not limited to,
Section I.A.(1) of the General Instructions to
the Form F6 Registration Statement, as
amended from time to time, under the
Securities Act of 1933.
23.	SUBMISSION TO JURISIDCTION;
WAIVER OF IMMUNITIES.
             In the Deposit Agreement, the
Company has (i) appointed Mark Turnage, c/o
Optical Security Group Inc., 535 16th Street,
Suite 920, Denver, CO  80202 as the
Companys authorized agent upon which process may be served in any suit or proceeding arising out of or relating to the Shares or Deposited
Securities, the American Depositary Shares, the
Receipts or this Agreement, (ii) consented and submitted to the jurisdiction of any state or federal court in the State of New York in which any such suit or proceeding may be instituted, and (iii) agreed that service of process upon said authorized agent shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding.
       To the extent that the Company or any
of its properties, assets or revenues may have or hereafter become entitled to, or have attributed to it, any right of immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding, from the giving of any relief in any respect thereof, from setoff or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution or judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any jurisdiction in which proceedings may at any time be commenced, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with the Shares or Deposited Securities, the American
Depositary Shares, the Receipts or the Deposit
Agreement, the Company, to the fullest extent permitted by law, hereby irrevocably and unconditionally waives, and agrees not to plead or claim, any such immunity and consents to such relief and enforcement.





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